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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
May 8, 2003
(Date of earliest event reported)

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
0-22164	RFS Hotel Investors, Inc. A Tennessee Corporation 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1534743
333-84334	RFS Partnership, L.P. A Tennessee Limited Partnership 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1541639

        This combined Form 8-K is filed separately by two registrants: RFS Hotel Investors, Inc., issuer of publicly traded common stock on the New York Stock Exchange, and RFS Partnership, L.P., issuer of public debt. Information contained herein relating to either individual registrant is filed by such registrant solely on its own behalf. Each registrant makes no representation as to information relating exclusively to the other registrant.

Item 5.    Other Events and Regulation FD Disclosure.

        On May 8, 2003, RFS Hotel Investors, Inc. (the "Company") issued a joint press release with CNL Hospitality Properties, Inc. ("CNL"), announcing that the Company had entered into an agreement (the "Merger Agreement") under which CNL Rose Acquisition Corp., CNL Rose Acquisition OP, LP, both wholly-owned subsidiaries of CNL, will acquire in a cash merger transaction (i) all of the outstanding common stock of the Company for $12.35 per share in cash and (ii) all of the units of limited partnership interest of RFS Partnership, L.P. held by limited partners for $12.35 per unit, subject to shareholder and limited partner approval and other closing conditions.

        The Board of Directors of both the Company and CNL have unanimously approved the transaction. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

        The press release contains information applicable to RFS Partnership, L.P., accordingly, this report is also being furnished on behalf of each such registrant.

        The Merger Agreement is filed as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits
2.1	Agreement by and among CNL Hospitality Properties, Inc., CNL Rose Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP and RFS Partnership, L.P. dated May 8, 2003. Pursuant to Rule 601(b)(2) of Regulation S-K, the Registrants agree to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.
99.1	Press Release Announcing the Merger

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

RFS HOTEL INVESTORS, INC. RFS PARTNERSHIP, L.P. Registrants
May 8, 2003 Date	/s/ DENNIS M. CRAVEN Dennis M. Craven, Vice President & Chief Accounting Officer (Principal Accounting Officer)

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Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE